Exhibit 99.1

Ideanomics Names Conor McCarthy New York-based Chief Financial Officer

•	Mr. McCarthy brings over 30 years of experience to the CFO role in areas such as financial reporting, strategy, corporate finance, M&A, at both public and private companies
•	Mr. McCarthy will be based out of the Ideanomics Corporate headquarters in New York, NY

NEW YORK, September 10, 2019 / PRNewswire / -- Ideanomics, Inc. (NASDAQ: IDEX) ("IDEX" or the "Company"), today announced the appointment of Mr. Conor McCarthy as Chief Financial Officer ("CFO"), effective immediately. As CFO, Mr. McCarthy will oversee Ideanomics global financial operations, including financial management, treasury, tax, budgeting, financial planning, reporting, and compliance.

"We are delighted to have Conor join Ideanomics as our new CFO," said Alf Poor, CEO of Ideanomics. "At such an important phase for the company, we were looking for a CFO with experience in the fintech industry, as well as someone who had the ideal background which is a mix of public company and high-growth start-up experience. Conor brings a blend of operational and strategic experience to our finance operations, and his extensive experience with financial services firms will prove invaluable to our planning and execution. We are extremely pleased to have Conor join us during an exciting growth phase for the company".

Mr. McCarthy brings over 30 years of experience to the CFO role in areas such as corporate strategy and corporate finance including capital raising and M&A. Having started his career as an auditor with KPMG in Ireland, Mr. McCarthy moved into financial services, working as CFO, Treasurer, and other executive finance roles, with trading and brokerage firms, as well as high growth fintech partners supporting the financial services industry. Most recently, Mr. McCarthy was CFO for OS33 a private equity backed FinTech SaaS platform for compliance and productivity enablement for the wealth management industry with 200 employees. Previous positions include CFO roles with Intent, Convergex Group, and 9 years as CFO of the Americas for GFI Group, Inc. a NYSE-listed fintech wholesale money broker with revenues of almost $1Billion (now part of BGC Partners, Nasdaq: BGCP).

“I am excited to join this dynamic team at Ideanomics,” said Coner McCarthy. “Ideanomics combines the best of technology with top global talent, growth potential, and top collaborative working relationships to offer the next generation of Fintech services.”

Mr. McCarthy holds a Diploma in professional accounting from University College, Dublin and a Bachelor of Business Studies from Trinity College, Dublin.

About Ideanomics

Ideanomics is a global Financial Technology (Fintech) company for transformative industries. Ideanomics combines deal origination and enablement with the application of technologies such as artificial intelligence, blockchain, and others as part of the next- generation of smart financial services. Our projects in New Energy Vehicle markets, Fintech, and advisory services provides our customers and partners better efficiencies, technologies, and access to global markets.

Ideanomics, through its investments and, along with its partners curate innovation around the globe through hubs and centers that foster a pipeline of technological excellence in cleantech, fintech, tradetech, agritech, regtech, insuretech, playtech, healthtech, cyber security, and more.

The company is headquartered in New York, NY, and has offices in Beijing, China. It also has a planned global center for Technology and Innovation in West Hartford, CT, named Fintech Village.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov.. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

Tony Sklar, VP of Communications at Ideanomics

55 Broadway, 19th Floor New York, New York 10006

Email: ir@ideanomics.com

www.ideanomics.com

Tel: +1.212.206.1216